UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2004

Commission file number 0-15701

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1185 Linda Vista Drive San Marcos, California 92069	(760) 744-7340
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release dated May 3, 2004 of the registrant

Item 12. Results of Operations and Financial Condition.

On May 3, 2004, the registrant issued a press release announcing financial results for the third quarter ended March 31, 2004. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this report and the exhibits hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: May 3, 2004	By:	/s/ John R. Reaves
John R. Reaves
Chief Financial Officer